Exhibit 99.1

Contact: Mike Drickamer

Vice President, Investor Relations

Patterson-UTI Energy, Inc.

(281) 765-7170

Patterson-UTI Adopts a Limited Duration Shareholder Rights Agreement

HOUSTON, Texas April 23, 2020 – PATTERSON-UTI ENERGY, INC. (NASDAQ: PTEN) today announced that its Board of Directors has unanimously adopted a limited duration shareholder rights agreement (the “Rights Agreement”) to protect shareholder interests and preserve shareholders’ investment in Patterson-UTI.

In light of the significant market disruption caused by the rapid and sharp decline in oil prices, which has been exacerbated by the COVID-19 pandemic and other macroeconomic factors, and the resulting decline in the market price of Patterson-UTI common stock, the Board believes that adopting the Rights Agreement will help promote the fair and equal treatment of all Patterson-UTI shareholders. The Rights Agreement is intended to reduce the likelihood that someone is able to gain control of Patterson-UTI through open market accumulation without paying all shareholders an appropriate control premium or providing the Board sufficient opportunity to make informed judgments and take actions that are in the best interests of all shareholders.

Furthermore, the Rights Agreement is expected to help protect against a possible limitation on Patterson-UTI’s ability to use its U.S. federal net operating loss carryforwards (“NOLs”) to reduce potential future U.S. federal income tax obligations.  As of December 31, 2019, Patterson-UTI had approximately $1.4 billion of NOLs, and Patterson-UTI’s ability to fully utilize these NOLs on an annual basis would be substantially limited if it experienced an “ownership change” within the meaning of Section 382 of the Internal Revenue Code. By deterring a shareholder from purchasing more than 10% of Patterson-UTI’s common stock (12% for passive investors), the Rights Agreement helps to protect the value of these NOLs by preventing significant and rapid changes in ownership of Patterson-UTI common stock, reducing the likelihood of in Patterson-UTI experiences such an “ownership change.”

The adoption of the Rights Agreement is not in response to any specific effort to acquire or influence control of Patterson-UTI.

Pursuant to the Rights Agreement, a dividend distribution of one preferred share purchase right for each outstanding share of Patterson-UTI common stock will be payable to shareholders of record on the close of business on May 8, 2020. Initially, these rights will not be exercisable and will trade with the shares of Patterson-UTI common stock.

The Rights Agreement will expire in 12 months, but the Board may consider earlier termination of the Rights Agreement if warranted.

The Rights Agreement is similar to other rights plans adopted by publicly-held companies. Under the Rights Agreement, the rights generally become exercisable only if a person or group or persons acting together (each, an “acquiring person”) acquires beneficial ownership of 10% (12% for passive investors) or more of the outstanding shares of Patterson-UTI common stock.

In that situation, each holder of a right (other than the acquiring person, whose rights will become void) will become entitled to purchase additional shares of Patterson-UTI common stock at a 50% discount. In addition, if Patterson-UTI is acquired in a merger or other business combination after an unapproved party acquires more than 10% (12% for passive investors) of the outstanding shares of Patterson-UTI common stock, each holder of a right would then be entitled to purchase shares of the acquiring company’s stock at a 50% discount. The Board, at its option, may exchange each right (other than rights owned by the acquiring person that have become void) in whole or in part, at an exchange ratio of one share of Patterson-UTI common stock per outstanding right, subject to adjustment. Except as provided in the Rights Agreement, the Board is entitled to redeem the rights at $0.001 per right.

Persons or groups that beneficially own 10% (12% for passive investors) or more of outstanding Common Stock prior to Patterson-UTI’s announcement of its adoption of the Rights Agreement will generally not cause the rights to be exercisable until such time as those persons or groups become the beneficial owner of any additional shares of Patterson-UTI common stock, subject to certain exceptions.  Additional information regarding the Rights Agreement will be contained in a current report on Form 8-K to be filed by Patterson-UTI with the U.S. Securities and Exchange Commission.

Sidley Austin LLP is acting as legal counsel to Patterson-UTI.

About Patterson-UTI

Patterson-UTI is a leading provider of oilfield services and products to oil and natural gas exploration and production companies in North America, including contract drilling, pressure pumping and directional drilling services.  For more information, visit www.patenergy.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements which are protected as forward-looking statements under the Private Securities Litigation Reform Act of 1995 that are not limited to historical facts, but reflect Patterson-UTI’s current beliefs, expectations or intentions regarding future events.  Words such as “anticipate,” “believe,” “budgeted,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “potential,” “project,” “pursue,” “should,” “strategy,” “target,” or “will,” and similar expressions are intended to identify such forward-looking statements.  The statements in this press release that are not historical statements, including statements regarding Patterson-UTI’s future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts, are forward-looking statements within the meaning of the federal securities laws.  These statements are subject to numerous risks and uncertainties, many of which are beyond Patterson-UTI's control, which could cause actual results to differ materially from the results expressed or implied by the statements.  These risks and uncertainties include, but are not limited to: volatility in customer spending and in oil and natural gas prices, which could adversely affect demand for Patterson-UTI’s services and their associated effect on rates, utilization, margins and planned capital expenditures; global economic conditions; excess availability of land drilling rigs and pressure pumping equipment, including as a result of low commodity prices, reactivation, improvement or construction; liabilities from operations; weather; decline in, and ability to realize, backlog; equipment specialization and new technologies, including the ability to develop and obtain satisfactory returns from new technology; shortages, delays in delivery and interruptions of supply of equipment and materials; ability to hire and retain personnel; loss of, or reduction in business with, key customers; cybersecurity risk; difficulty with growth and in integrating acquisitions and new technology; governmental regulation; perception of sustainability practices; product liability; legal proceedings, including technology disputes, and actions by governmental or other regulatory agencies; political, economic and social instability risk; ability to effectively identify and enter new markets; dependence on our subsidiaries to meet our long-term debt obligations; variable rate indebtedness risk; ability to maintain credit rating and service debt; stock price volatility; anti-takeover measures in our charter documents; contingent tax liabilities; and ability to use net operating losses.

Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in Patterson-UTI’s SEC filings.  Patterson-UTI’s filings may be obtained by contacting Patterson-UTI or the SEC or through Patterson-UTI’s website at http://www.patenergy.com or through the SEC's Electronic Data Gathering and Analysis Retrieval System (EDGAR) at http://www.sec.gov.  Patterson-UTI undertakes no obligation to publicly update or revise any forward-looking statement.

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